SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 4, 2015
Date of report (Date of earliest event reported)
____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2015, BioLife Solutions, Inc. (the “Company”) entered into board of directors services agreements (the “Services Agreements”) with: (i) Joseph Schick, (ii) Raymond W. Cohen, (iii) Andrew Hinson, (iv) Thomas Girschweiler and (v) Rick Stewart. None of the Services Agreements is for a definite time period, but rather, each will continue until the respective director ceases to be a director of the Company for any reason.

The Services Agreements confirm that the directors are subject to the duties of care, loyalty and good faith and certain other duties and obligations. The Company agrees to reimburse the directors for reasonable business expenses incurred on behalf of the Company in discharging the director’s duties.

The Services Agreements confirm that effective January 1, 2015, a director’s compensation for service as a member of the board is $40,000 per annum and the Chairman’s additional compensation for service as the Chairman of the board is $110,000 per annum.  If and to the extent applicable to the director, the chairman of certain board committees are currently entitled to additional compensation as follows:  $10,000 per annum for the chairman of the Audit Committee, $7,500 per annum for the chairman of the Compensation Committee and $5,000 per annum for the chairman of the Nominating and Governance  Committee. The Services Agreements confirm that the foregoing compensation may be revised by the board or a duly authorized committee, in their sole discretion.

The foregoing summaries are qualified in their entirety by reference to the text of the Services Agreements, copies or forms of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on May 4, 2015, the Company’s stockholders approved the Amended and Restated 2013 Performance Incentive Plan (the “Plan”). The amended Plan (i) increases the number of shares of common stock subject to the Plan to 3,100,000, plus any shares of common stock underlying any option granted pursuant to an equity compensation plan other than the Plan that was outstanding on June 20, 2013, being the date the stockholders approved the original Plan, that was subsequently terminated or expired; (ii) increases the aggregate number of shares of common stock with respect to which options may be granted to any officer or employee during a calendar year to 400,000; (iii) prohibits the cash buyout of underwater options by the Plan administrator without approval of the Company’s stockholders; and (iv) makes clerical updates to reflect the effect of the January 29, 2014 reverse stock split.

The more detailed description of the Amended and Restated 2013 Performance Incentive Plan set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 24, 2015, is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 4, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at its principal executive office in Bothell, Washington. At the Annual Meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 24, 2015:

Proposal 1: Election of Directors.

The Company’s stockholders elected the following directors to hold office until the 2016 Annual Meeting:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Rice	6,758,140	64,930	2,342,902
Raymond Cohen	6,771,489	51,581	2,342,902
Thomas Girschweiler	6,788,412	34,658	2,342,902
Andrew Hinson	6,780,666	42,404	2,342,902
Joseph Schick	6,797,867	25,203	2,342,902
Rick Stewart	6,786,888	36,182	2,342,902

Proposal 2: Approval of Amended and Restated 2013 Performance Incentive Plan.

The Company’s stockholders approved the Plan, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,549,090	271,410	2,570	2,342,902

Proposal 3: Ratification of Auditors.

The Company’s stockholders ratified the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2015, as set forth below:

Votes For	Votes Against	Abstain
9,087,382	68,316	10,274

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Board of Directors Services Agreement entered into May 4, 2015 by and between BioLife Solutions, Inc. and Raymond W. Cohen

10.2	Board of Directors Services Agreement entered into May 4, 2015 by and between BioLife Solutions, Inc. and Thomas Girschweiler

10.3	Form of Board of Directors Services Agreement entered into with Other Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Dated: May 5, 2015	By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Board of Directors Services Agreement entered into May 4, 2015 by and between BioLife Solutions, Inc. and Raymond W. Cohen

10.2	Board of Directors Services Agreement entered into May 4, 2015 by and between BioLife Solutions, Inc. and Thomas Girschweiler

10.3	Form of Board of Directors Services Agreement entered into with Other Non-Employee Directors